                 SYSTEM ENERGY RESOURCES, INC.
          ENTRIES TO REFLECT PROPOSED TRANSACTIONS
               COLUMN 2 OF FINANCIAL STATEMENTS
                       (In Thousands)

                                                                              Dr.         Cr.
Entry no. 1:

Cash                                                                          377,423
Unamortized Debt Expense                                                        3,577
     Long-Term Debt - Tax Exempt Bonds                                                    381,000

To record the sale of $381 million principal amount of Tax-Exempt
Bonds at various maturity dates at various interest rates, as well as the expenses incurred in connection with the issuance.

Entry no. 2:

Interest on Long-Term Debt                                                     22,098
     Cash                                                                                  22,098

To record interest, and subsequent payment, on Tax-Exempt Bonds
(assuming 5.8% interest rate).

Entry no. 3:

Long-Term Debt - Tax-exempt bonds                                             326,600
Unamortized Loss on Reacquired debt                                            17,837
     Unamortized Debt Expense                                                               5,176
     Unamortized Discount on Long-Term Debt                                                 3,303
     Cash                                                                                 335,958

To record early redemption of Tax-Exempt Bonds at various maturity dates and at various interest rates.

Entry no. 4:

Cash                                                                           30,493
     Interest on Long-Term Debt                                                            30,493

To record the reduction in interest expense on the retirement of Tax-
Exempt Bonds.

Entry no. 5:

Cash                                                                          371,519
Unamortized Debt Expense                                                        3,481
     Long-Term Debt - First Mortgage Bonds/Debentures                                     375,000

To record the sale of $375 million principal amount of First Mortgage
Bonds/Debentures at various maturity dates at various interest rates, as well as the expenses incurred in connection with the issuance.

Entry no. 6:

Interest on Long-Term Debt                                                     28,125
     Cash                                                                                  28,125

To record interest, and subsequent payment, on Bonds/Debentures
(assuming 7.5% interest rate).

Entry no. 7:

Long-Term Debt - First Mortgage bonds                                         300,000
Unamortized Loss on Reacquired debt                                             3,815
     Unamortized Debt Expense                                                                 574
     Unamortized Discount on Long-Term Debt                                                   412
     Cash                                                                                 302,829

To record early redemption of First Mortgage Bonds at various maturity dates and at various interest rates.

Entry no. 8:

Cash                                                                           22,368
     Interest on Long-Term Debt                                                            22,368

To record the reduction in interest expense on the retirement of First
Mortgage Bonds.

Entry no. 9:

Long-Term Debt - Debentures                                                    75,000
Unamortized Loss on Reacquired debt                                               367
     Unamortized Debt Expense                                                                 367
     Unamortized Discount on Long-Term Debt                                                     0
     Cash                                                                                  75,000

To record early redemption of Debentures at various maturity dates and at various interest rates.

Entry no. 10:

Cash                                                                            5,724
     Interest on Long-Term Debt                                                             5,724

To record the reduction in interest expense on the retirement of Debentures.

Entry no. 11:

Revenues                                                                        8,362
     Cash                                                                                   8,362

To record the decrease in revenues resulting from the decrease in interest expense.

Entry no. 12:

Temporary Cash Investments-Other                                               35,155
     Cash                                                                                  35,155

To record the increases in Temporary Cash Investments-Other resulting from the transactions listed above.

Entry Summary

Cash                                                                                0
Unamortized Debt Expense                                                          941
Unamortized Loss on Required Debt                                              22,019
Revenue                                                                         8,362
Temporary Cash Investments - Other                                             35,155
     Long-Term Debt - Tax-Exempt Bonds                                                     54,400
     Interest on Long-Term Debt                                                             8,362
     Unamortized Discount on Long-Term Debt                                                 3,715


                                                                               66,477      66,477

                   SYSTEM ENTERGY RESOURCES, INC.
                      PRO FORMA BALANCE SHEET
                          MARCH 31, 1998
                            (Unaudited)

                                                                    Adjustments to Reflect
                                                                    Transactions Proposed
                                                             Before       In Present           After
                    ASSETS                                Transactions      Filing          Transaction
                                                                        (In Thousands)
Current Assets:
 Cash and cash equivalents:
  Cash                                                           $823              -               $823
  Temporary cash investments - at cost, which
     approximates market:
       Associated Companies                                    70,187                            70,187
       Other                                                  165,453        $35,155            200,608
                                                           ----------        -------         ----------
      Total cash and cash equivalents                         236,463         35,155            271,618

  Accounts receivable:
    Associated companies                                       80,092                            80,092
    Other                                                       4,027                             4,027
  Materials and supplies - at average cost                     63,126                            63,126
  Deferred nuclear refueling outage costs                       4,459                             4,459
  Prepayments and other                                         6,392                             6,392
                                                           ----------        -------         ----------
       Total                                                  394,559         35,155            429,714
                                                           ----------        -------         ----------

Other Property and Investments:
  Decommissioning trust fund                                   92,933                            92,933
                                                           ----------        -------         ----------

Utility Plant:
  Electric                                                  3,025,236                         3,025,236
  Electric plant under leases                                 440,970                           440,970
  Construction work in progress                                46,610                            46,610
  Nuclear fule under capital lease                             57,093                            57,093
                                                           ----------        -------         ----------
    Total                                                   3,569,909              -          3,569,909
  Less - Accumulated depreciation
   and amortization                                         1,115,791              -          1,115,791
                                                           ----------        -------         ----------
       Utility plant - net                                  2,454,118              -          2,454,118
                                                           ----------        -------         ----------

Deferred Debits and Other Assets:
 Regulatory Assets:
  SFAS 109 regulatory asset - net                             238,384                           238,384
  Unamortized loss on required debt                            49,786         22,019             71,805
  Other regulatory assets                                     192,702                           192,702
 Other                                                         13,917            941             14,858
                                                           ----------        -------         ----------
       Total                                                  494,789         22,960            517,749
                                                           ----------        -------         ----------

       TOTAL                                               $3,436,399        $58,115         $3,494,514
                                                           ==========        =======         ==========

                    SYSTEM ENTERGY RESOURCES, INC.
                      PRO FORMA BALANCE SHEET
                          March 31, 1998
                           (Unaudited)

                                                                   Adjustments to Reflect
                                                                   Transactions Proposed
                                                            Before       In Present         After
LIABILITIES AND SHAREHOLDER'S EQUITY                     Transactions      Filing        Transaction
                                                                       (In Thousands)
Current Liabilities:
   Currently maturing long-term debt                        $70,000     ($70,000)          $      -
   Accounts payable:
     Associated Companies                                    30,212                          30,212
     Other                                                   16,904                          16,904
   Taxes accrued                                             89,106                          89,106
   Interest accrued                                          30,974                          30,974
   Obligations under capital leases                          39,139                          39,139
   Other                                                      1,324                           1,324
                                                         ----------     --------         ----------
       Total                                                277,659      (70,000)           207,659
                                                         ----------     --------         ----------

Deferred Credits:
  Accumulated deferred income taxes                         545,996                         545,996
  Accumulated deferred investment tax credits                99,302                          99,302
  Obligations under capital leases                           17,954                          17,954
  FERC Settlement - refund obligation                        47,074                          47,074
  Other                                                     262,808                         262,808
                                                         ----------     --------         ----------
       Total                                                973,134            -            973,134
                                                         ----------     --------         ----------

Long-term debt                                            1,334,186      128,115          1,462,301

Common Shareholder's Equity
  Common stock, no par value, authorized
   1,000,000 shares; issued and outstanding
   789,350 shares                                           789,350                         789,350
  Retained Earnings                                          62,070                          62,070
                                                         ----------     --------         ----------
       Total                                                851,420            -            851,420
                                                         ----------     --------         ----------

       TOTAL                                             $3,436,399      $58,115         $3,494,514
                                                         ==========     ========         ==========

                        SYSTEM ENTERGY RESOURCES, INC.
                        PRO FORMA STATEMENT OF INCOME
                     TWELVE MONTHS ENDED MARCH 31, 1998
                                 (Unaudited)

                                                                       Adjustments to Reflect
                                                                       Transactions Proposed
                                                                 Before      In Present         After
                                                              Transactions     Filing        Transaction
                                                                           (In Thousands)
Operating Revenues                                                $626,642       $(8,362)        $618,280
                                                                  --------       -------         --------
Operating expenses:
 Operation and maintenance:
   Fuel and fuel related expenses                                   47,305             -           47,305
   Nuclear refueling outage expenses                                 4,599                          4,599
   Other operation and maintenance                                 114,869             -          114,869
  Depreciation and amortization                                    142,219             -          142,219
  Taxes other than income taxes                                     26,813             -           26,813
                                                                  --------       -------         --------
    Total                                                          335,805             -          335,805
                                                                  --------       -------         --------

Operating income                                                   290,837        (8,362)         282,475
                                                                  --------       -------         --------

Other income (Deductions)
  Allowance for equity funds used during construction                2,482                          2,482
  Miscellaneous income and deductions - net                         10,298                         10,298
                                                                  --------       -------         --------
    Total                                                           12,780             -           12,780
                                                                  --------       -------         --------

Interest Charges:
  Interest on long-term debt                                       120,451        (8,362)         112,089
  Other interest - net                                               6,891                          6,891
  Allowance for borrowed funds used during construction             (1,880)                        (1,880)
                                                                  --------       -------         --------
     Total                                                         125,462        (8,362)         117,100
                                                                  --------       -------         --------

Income before income taxes                                         178,155             -          178,155

Income Taxes                                                        75,619                         75,619
                                                                  --------       -------         --------

Net Income                                                        $102,536             -         $102,536
                                                                  ========       =======         ========

